                                                                     Exhibit 4.5

                      SECOND AMENDED AND RESTATED GUARANTY
                      ------------------------------------

                             (Tower-Michigan Debt)



     This SECOND AMENDED AND RESTATED GUARANTY is made as of this 30th day of May, 1996 by the undersigned, R.J. Tower Corporation, an Indiana corporation, Edgewood Manufacturing Corp., a Delaware corporation, R.J. Tower Corporation, a Kentucky corporation, Kalamazoo Stamping and Die Company, a Michigan corporation, Trylon Corporation, a Michigan corporation, MascoTech Stamping Technologies, Inc., a Delaware corporation and any other Person which becomes obligated as a guarantor hereunder pursuant to Section 6.7 below (individually a "Guarantor" collectively "Guarantors") to Comerica Bank, as Agent ("Agent") for and on behalf of the Banks (as defined below).

                                    RECITALS
                                    --------

     A. The undersigned (other than MascoTech Stamping Technologies, Inc.) executed and delivered to Comerica Bank, as Agent for the Banks (as defined below) that certain Amended and Restated Guaranty dated as of January 16, 1996 (the "Prior Guaranty") guaranteeing payment of all obligations of R.J. Tower Corporation, a Michigan corporation ("Borrower") to Comerica Bank, as Agent for the Banks under that certain Third Amended and Restated Credit Agreement dated as of January 16, 1996, among the Borrower, each of the financial institutions, including any of such financial institutions acting as the Swing Line Bank thereunder (collectively, the "Banks") and Agent.

     B. Pursuant to the First Amendment to the Third Amended and Restated Credit Agreement, dated as of May 30, 1996 among the Borrower, the Banks and the Agent (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") the Banks and the Agent have agreed to amend the Credit Agreement by, among other things, increasing the Revolving Credit Aggregate Commitment and making certain other amendments.

     C. The Guarantors and the Agent desire to amend and restate the Prior Guaranty to reflect the events set forth in these recitals.

     D. Guarantors desire to see the success of Borrower and furthermore, Guarantors shall receive direct and/or indirect benefits from extensions of credit made or to be made pursuant to the Credit Agreement to Borrower.

     E. Agent is acting as Agent for the Banks pursuant to Section 13 of the Credit Agreement.

     NOW, THEREFORE, as a continuing inducement to Agent and the Banks to enter into and perform their obligations under the Credit Agreement, the Guarantors have executed and delivered this guaranty ("Guaranty").

     1. Definitions. Unless otherwise provided herein, all capitalized or other terms in this Guaranty shall have the meanings specified in the Credit Agreement. The term "Banks" as used herein shall include any successors or assigns of the Banks, in accordance with the Credit Agreement.

     2. Guaranty. Each of the Guarantors hereby guarantees to the Banks the due and punctual payment to the Banks when due, whether by acceleration or otherwise, of all amounts, including, without limitation, principal, interest (including interest accruing on or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding by Borrower or any Account Party, whether or not a claim for post-filing or post-petition interest is allowed in such a proceeding), and all other liabilities and obligations, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, which may arise under, out of, or in connection with:

          (a) any and all Notes made or to be made to the order of the Banks (or any of them) by Borrower from time to time pursuant to the terms and conditions of the Credit Agreement;

          (b) any and all Letter of Credit Agreements executed or to be executed by the Account Parties from time to time pursuant to the Credit Agreement, and any Letters of Credit issued or to be issued thereunder;

          (c) all other Indebtedness (as defined in the Credit Agreement) of Borrower and/or any Account Party under or in connection with the Credit Agreement or the Loan Documents, whether such Indebtedness is now existing or hereafter arising;

          (d) all extensions, renewals and amendments of or to such Notes, Letter of Credit Agreements, Letters of Credit or such other Indebtedness, or any replacements or substitutions therefor; and

          (e) All obligations of Borrower under any and all Hedging Transactions (as defined in the Credit Agreement) entered into by the Borrower pursuant to an Interest Rate Protection Agreement (as defined in the Credit Agreement) entered into between the Borrower and any Bank or any Affiliate of a Bank;

whether on account of principal, interest, reimbursement obligations, fees, indemnities, and reasonable costs and expenses (including without limitation, all reasonable fees and disbursements of counsel to the Agent or any Bank) or otherwise, and hereby agrees that if Borrower or any other Account Party shall fail to pay any of such amounts when and as the same shall be due and payable, or shall fail to perform and discharge any covenant, representation or warranty in accordance with the terms of the Notes, the Credit Agreement, or any of the other Loan Documents (subject, in each case, to any applicable periods of grace or cure), it will forthwith pay to the Agent, on behalf of the Banks, an amount equal to any such amount and will pay any and all damages that may be incurred or suffered in consequence thereof by Agent or any of the Banks and all reasonable expenses, including reasonable attorneys' fees, that may be incurred by Agent in enforcing such covenant, representation or warranty of Borrower, or such Account Party and in enforcing the covenants and agreements of this Guaranty.

     3. Unconditional Character of Guaranty. The obligations of each Guarantor under this Guaranty shall be absolute and unconditional, and shall be a guaranty of payment and not of collection, irrespective of the validity, regularity or enforceability of the Notes, the Credit Agreement, the Letter of Credit Agreements, the Letters of Credit or any of the other Loan Documents, or any provision thereof, the absence of any action to enforce the same, any waiver or consent with respect to or any amendment of any provision thereof, the recovery of any judgment against any Person or action to enforce the same, any failure or delay in the enforcement of the obligations of Borrower or any Account Party under the Notes, the Credit Agreement, or any of the other Loan Documents, or any setoff, counterclaim, recoupment, limitation, defense or termination, whether with or without notice to any of the Guarantors. Each of the Guarantors hereby waives diligence, demand for payment, filing of claims with any court, any proceeding to enforce any provision of the Notes executed by Borrower, or the Credit Agreement, the Letter of Credit Agreements, the Letters of Credit or any of the other Loan Documents, any right to require a proceeding first against Borrower, any Account Party, or against any other guarantor or other party providing collateral, or to exhaust any security for the performance of the obligations of Borrower or any Account Party, any protest, presentment, notice or demand whatsoever, and each of the Guarantors hereby covenants that this Guaranty shall not be terminated, discharged or released except, subject to
Section 6.8 hereof, upon final payment in full subject to no revocation or rescission of all amounts due and to become due from Borrower or any Account Party, as and to the extent described in
Section 2 above, and only to the extent of any such payment, performance and discharge. Each of the Guarantors further covenants that no security now or subsequently held by the Agent or the Banks for the payment of the Indebtedness evidenced by the Notes made by Borrower under the Credit Agreement, or for the payment of any other Indebtedness of Borrower or any Account Party to the Agent or the Banks under the Credit Agreement, any Letter of Credit Agreement or Letter of Credit or the other Loan Documents, whether in the nature of a security interest, pledge, lien, assignment, setoff, suretyship, guaranty, indemnity, insurance or otherwise, and no act, omission or other conduct of Agent or the Banks in respect of such security (excluding fraud, gross negligence or willful misconduct), shall affect in any manner whatsoever the unconditional obligation of this Guaranty, and that Agent and each of the Banks, in their respective sole discretion and without notice to any of the Guarantors, may release, exchange, enforce, apply the proceeds of and otherwise deal with any such security without affecting in any manner the unconditional obligation of this Guaranty.

     Without limiting the generality of the foregoing, such obligations, and the rights of the Agent to enforce the same on behalf of the Banks, by proceedings, whether by action at law, suit in equity or otherwise, shall not be in any way affected by (i) any insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, winding up or other proceeding involving or affecting Borrower or any Account Party or others, or (ii) any change in the ownership of any of the capital stock of Borrower, any Account Party or any other party providing collateral for any indebtedness covered by this Guaranty, or any of their respective Affiliates.

     Each of the Guarantors hereby waives to the fullest extent possible under applicable law:

          (a) any defense based upon the doctrine of marshalling of assets or upon an election of remedies by Agent or the Banks, including, without limitation, an election to proceed by non-judicial rather than judicial foreclosure;

          (b) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal;

          (c) any duty on the part of Agent or any of the Banks to disclose to the Guarantors any facts Agent or the Banks may now or hereafter know about Borrower or any Account Party regardless of whether Agent or any Bank has reason to believe that any such facts materially increase the risk beyond that which each of the Guarantors intends to assume or has reason to believe that such facts are unknown to any of the Guarantors or has a reasonable opportunity to communicate such facts to the each of the Guarantors, since each of the Guarantors acknowledges that it is fully responsible for being and keeping informed of the financial condition of Borrower and the Account Parties and of all circumstances bearing on the risk of non-payment of any Indebtedness hereby guaranteed;

          (d) any claim for reimbursement, contribution, exoneration, indemnity or subrogation, or any other similar claim, which any such Guarantor may have or obtain against Borrower or any Account Party by reason of the existence of this Guaranty, or by reason of the payment by any of the Guarantors of any Indebtedness or the performance of this Guaranty or of any other Loan Documents; and

          (e) any other event or action (excluding any of the Guarantors' compliance with the provisions hereof) that would result in the discharge by operation of law or otherwise of any of the Guarantors from the performance or observance of any obligation, covenant or agreement contained in this Guaranty.

     The Agent and each of the Banks may deal with Borrower and the Account Parties and any security held by them for the obligations of Borrower or the Account Parties (as aforesaid), in the same manner and as freely as if this Guaranty did not exist and Agent shall be entitled, on behalf of Banks, without notice to any of the Guarantors, among other things, to grant to Borrower and the Account Parties such extension or extensions of time to perform any act or acts as may seem advisable to Agent (on behalf of the Banks) at any time and from time to time, and to permit Borrower or the Account Parties to incur additional indebtedness to Agent, the Banks, or any of them, without terminating, affecting or impairing the validity or enforceability of this Guaranty or the obligations of the Guarantors hereunder.

     The Agent may proceed, either in its own name (on behalf of the Banks) or in the name of one or more of the Guarantors, or otherwise, to protect and enforce any or all of its rights under this Guaranty by suit in equity, action at law or by other appropriate proceedings, or to take any action authorized or permitted under applicable law, and shall be entitled to require and enforce the performance of all acts and things required to be performed hereunder by the Guarantors. Each and every remedy of the Agent and of the Banks shall, to the extent permitted by law, be cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity.

     No waiver or release shall be deemed to have been made by the Agent or any of the Banks of any of its rights hereunder unless the same shall be in writing and signed by all of the Banks or on behalf of the Banks by the Agent, and any such waiver shall be a waiver or release only with respect to the specific matter involved and shall in no way impair the rights of the Agent or any of the Banks or the obligations of the Guarantors under this Guaranty in any other respect at any other time.

     At the option of the Agent, each of the Guarantors may be joined in any action or proceeding commenced by the Agent against Borrower or any Account Party or any of the other parties providing collateral for any indebtedness covered by this Guaranty in connection with or based upon the Notes made by Borrower, the Credit Agreement, the Letter of Credit Agreements, the Letters of Credit or any of the other Loan Documents or other Indebtedness, or any provision thereof, and recovery may be had against each of the Guarantors in such action or proceeding or in any independent action or proceeding against each of the Guarantors, without any requirement that the Agent or the Banks first assert, prosecute or exhaust any remedy or claim against Borrower, any Account Party and/or any other party providing collateral for any Indebtedness covered by this Guaranty.

     As a separate, additional and continuing obligation, each of the Guarantors unconditionally and irrevocably undertakes and agrees with Agent that, should the amounts referred to in Section 2 of this Guaranty not be recoverable from such Guarantor in its capacity as a guarantor under this Guaranty for any reason whatsoever (including, without limitation, by reason of any provision of the Notes, the Credit Agreement, any Letter of Credit Agreement or Letter of Credit, or any of the other Loan Documents being or becoming void, unenforceable, or otherwise invalid under any applicable law) then, notwithstanding any knowledge thereof by Agent and the Banks or any of them at any time, such Guarantor as sole, original and independent obligor, upon demand by Agent, will make payment to Agent of all such amounts, by way of a full indemnity.

     4. Benefit of the Credit. Each of the Guarantors is a Subsidiary of Borrower. The Borrower has requested that the Banks make credit available to it primarily for the purposes of allowing Borrower to provide working capital to its Subsidiaries and to provide a letter of credit facility for the issuance of Letters of Credit for the benefit of Borrower and the Account Parties, including the Guarantors. Each of Borrower and the Guarantors is expecting to derive benefit, directly or indirectly, from the credit extended by the Banks to Borrower and the Account Parties.

     5. Collateral for Guaranty. The obligations of the Guarantors under this Guaranty shall be secured by the security agreements, collateral assignments, and other Loan Documents executed and delivered to Agent, pursuant to the Credit Agreement, together with such other Loan Documents as required to be executed and delivered by one or more of the Guarantors concurrently with or subsequent to the date hereof, all pursuant to the terms and conditions of the Credit Agreement or any of the other Loan Documents.

     6.   Miscellaneous.

          6.1 Governing Law. This Guaranty has been delivered in Michigan and shall be interpreted and the rights of the parties hereunder shall be determined under the laws of, and be enforceable in, the State of Michigan.

          6.2 Severability. If any term or provision of this Guaranty or the application thereof to any circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Guaranty, or the application of such term or provision to circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Guaranty shall be valid and enforceable to the fullest extent permitted by law.

          6.3 Notice. All notices and other communications to be made or given pursuant to this Guaranty shall be sufficient if made or given in writing and shall be given by personal delivery, by mail, by reputable overnight courier, by telex or by facsimile and addressed or delivered to it at its address set forth on the signature pages hereof or at such other address as may be designated by such party in a notice to the other party that complies as to deliver with the terms of this Section 6.3. Any notice, if personally delivered or if mailed and properly addressed with postage prepaid and sent by registered or certified mail, shall be deemed given when received or when delivery is refused; any notice, if given to a reputable overnight courier and properly addressed, shall be deemed given two (2) Business Days after the date on which it was sent, unless it is actually received sooner by the named addressee; and any notice, if transmitted by telex or facsimile, shall be deemed given when received (answerback confirmed in the case of telexes and receipt confirmed in the case of telecopies).

          6.4 Right of Offset. Each of the Guarantors acknowledges the rights of the Agent and of each of the Banks, upon the occurrence and during the continuance of an Event of Default, to offset against the Indebtedness of Guarantors to the Banks under this Guaranty, any amount owing by the Agent or the Banks, or either or any of them to any of the Guarantors, whether represented by any deposit of any Guarantor with the Agent or any of the Banks or otherwise.

          6.5 Right to Cure. Each of the Guarantors shall have the right to cure any Event of Default under the Credit Agreement or the Loan Documents with respect to obligations of Borrower or any Account Party thereunder; provided that such cure is effected within the applicable grace period or period for cure, if any; and provided further that such cure can be effected in compliance with the Credit Agreement. Except to the extent of payments of principal, interest and/or other sums actually received by the Agent (or the Banks) pursuant to such cure, the exercise of such right to cure by any of the Guarantors shall not reduce or otherwise affect the liability of such guarantor or any of the other Guarantors under this Guaranty.

          6.6 Consent to Jurisdiction. Each of the Guarantors and Agent hereby irrevocably submit to the non-exclusive jurisdiction of any United States Federal or Michigan state court sitting in Detroit in any action or proceeding arising out of or relating to this Guaranty and each of the Guarantors and Agent hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in any such United States Federal or Michigan state court. Each of the Guarantors irrevocably consents to the service of any and all process in any such action or proceeding brought in any court in or of the State of Michigan by the delivery of copies of such process to each Guarantor at its address specified on the signature page hereto or by certified mail directed to such address or such other address as may be designated by Guarantor in a notice to the other parties that complies as to delivery with the terms of Section 6.3. Nothing in this Section shall affect the right of the Agent to serve process in any other manner permitted by law or limit the right of the Agent to bring any such action or proceeding against any of the Guarantors or any of its property in the courts of any other jurisdiction. Each of the Guarantors hereby irrevocably waives any objection to the laying of venue of any such suit or proceeding in the above described courts.

          6.7 Amendments. The terms of this Guaranty may not be waived, altered, modified, amended, supplemented or terminated in any manner whatsoever except as provided herein and in accordance with the Credit Agreement. In accordance with Section 8.16 of the

Credit Agreement, all Subsidiaries of the Borrower acquired after the date hereof shall become obligated as Guarantors hereunder (each as fully as though an original signatory hereto) by executing and delivering to Agent and the Banks that certain joinder agreement in the form attached to this Guaranty as Exhibit "A".

          6.8 Release. Upon payment in full of the Indebtedness or the satisfaction by Guarantors of their obligations hereunder and any Loan Documents executed by any of the Guarantors pursuant to the Credit Agreement thereto, and when Guarantors are no longer subject to any obligation hereunder or thereunder, the Agent shall deliver to each of the Guarantors, upon written request therefor, (i) a written release of this Guaranty and (ii) appropriate discharges of any Collateral provided by such Guarantor for this Guaranty; provided however that the effectiveness of this Guaranty and such Collateral shall continue or be reinstated, as the case may be, in the event: (x) that any payment received or credit given by the Agent or the Banks, or any of them, is returned, disgorged, rescinded or required to be recontributed to any Person as an avoidable preference, impermissible setoff, fraudulent conveyance, restoration of capital or otherwise under any applicable state, federal or national law of any jurisdiction, including without limitation laws pertaining to bankruptcy or insolvency, and this Guaranty shall thereafter be enforceable against each of the Guarantors as if such returned, disgorged, recontributed or rescinded payment or credit had not been received or given by the Agent or the Banks, and whether or not the Agent or any Bank relied upon such payment or credit or changed its position as a consequence thereof or (y) that any liability is imposed, or sought to be imposed against the Agent or the Banks, or any of them, relating to the environmental condition of any of property mortgaged or pledged to Agent on behalf of the Banks by any of the Guarantors, Borrower, or any other party as collateral (in whole or part) for any indebtedness or obligation evidenced or secured by this Guaranty, whether such condition, claim or matter is known or unknown, now exists or subsequently arises (excluding only conditions which arise from and after acquisition by Agent or any Bank of any such property, in lieu of foreclosure or otherwise and not caused by Company, any of its Subsidiaries or any of their agents, employees or representatives) in which event this Guaranty shall thereafter be enforceable against each of the Guarantors to the extent of all liabilities, and all reasonable costs and expenses (including reasonable attorneys fees) incurred by Agent or Banks as the direct or indirect result of any such environmental condition. For purposes of this Guaranty "environmental condition" includes, without limitation, conditions existing with respect to the surface or ground water, drinking water supply, land surface or subsurface strata and the ambient air.

          6.9 Joint and Several Obligation, etc. The obligation of each of the Guarantors under this Guaranty shall be several and also joint, each with all and also each with any one or more of the others, and may be enforced against each severally, any two or more jointly, or some severally and some jointly. Any one or more of the Guarantors may be released from its obligations hereunder with or without consideration for such release and the obligations of the other Guarantors hereunder shall be in no way affected thereby. Agent, on behalf of Banks, may fail or elect not to prove a claim against any bankrupt or insolvent Guarantor and thereafter, Agent and the Bank may, without notice to any Guarantors, extend or renew any part or all of any indebtedness of any of the Guarantors, and may permit any of the Guarantors to incur additional indebtedness, without affecting in any manner the unconditional obligation of the remaining Guarantors. Such action shall not affect any right of contribution among the Guarantors.

          6.10 Waiver of Jury Trial. AGENT AND EACH OF THE GUARANTORS AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS GUARANTY OR ANY RELATED INSTRUMENT OR AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS GUARANTY OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTION OF ANY OF THEM. NEITHER THE AGENT NOR ANY OF THE GUARANTORS SHALL SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY THE AGENT OR ANY OF THE GUARANTORS EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY ALL OF THEM.

          6.11 Special Provisions. The maximum aggregate principal liability of the Guarantors under this Guaranty shall be $250,000,000 and the date on which this Guaranty terminates shall be December 31, 2025.

     IN WITNESS WHEREOF, each of the undersigned Guarantors has executed this Guaranty as of the date set forth above.

                                    GUARANTORS:

                                    R.J. TOWER CORPORATION, an Indiana
                                    corporation
WITNESSES:

                                         /s/ Anthony A. Barone
______________________________      By:___________________________
                                            Anthony A. Barone

                                    Its: Vice President



                                    EDGEWOOD MANUFACTURING CORP., a Delaware corporation


                                         /s/ Anthony A. Barone
______________________________      By:___________________________
                                            Anthony A. Barone

                                    Its: Vice President


                                    R.J. TOWER CORPORATION, a Kentucky
                                    corporation


                                         /s/ Anthony A. Barone
______________________________      By:___________________________
                                            Anthony A. Barone

                                    Its: Vice President


                                    KALAMAZOO STAMPING AND DIE COMPANY, a
                                    Michigan corporation


                                         /s/ Anthony A. Barone
______________________________      By:___________________________
                                            Anthony A. Barone

                                    Its: Vice President


                                    TRYLON CORPORATION


                                         /s/ Anthony A. Barone
______________________________      By:___________________________
                                            Anthony A. Barone

                                    Its: Vice President

                                    MASCOTECH STAMPING TECHNOLOGIES,
                                     INC.


                                         /s/ Anthony A. Barone
______________________________      By:___________________________
                                            Anthony A. Barone

                                    Its: Vice President



                                    GUARANTORS' ADDRESS:

                                    c/o Tower Automotive, Inc.
                                    4508 IDS Center
                                    Minneapolis, MN 55402
                                    Attention: Robert R. Hibbs
                                               Scott Rued

ACCEPTED BY:

COMERICA BANK, as Agent,
on behalf of the Banks

       /s/ David B. Marvin
By:____________________________
         David B. Marvin

Its: Vice President

                                  EXHIBIT "A"


                               JOINDER AGREEMENT
                               -----------------


     THIS JOINDER AGREEMENT is dated as of ______________, 199_ by _____________________, a ______________________ corporation ("New Guarantor").

     WHEREAS, pursuant to Section 8.17 of that certain Third Amended and Restated Credit Agreement dated as of January 16, 1996 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") by and among R.J. Tower Corporation, a Michigan corporation ("Company"), the Banks signatory thereto and Comerica Bank, as Agent for the Banks (in such capacity, "Agent"), and pursuant to Section 6.7 of that certain Second Amended and Restated Guaranty (Tower-Michigan Debt) dated as of May ___, 1996 (the "Guaranty") executed and delivered by the Guarantors named therein ("Guarantors") in favor of Agent, for and on behalf of the Banks, the New Guarantor must execute and deliver a joinder agreement in accordance with the Credit Agreement and the Guaranty.

     NOW THEREFORE, as a further inducement to Banks to continue to provide credit accommodations to Company and the Account Parties (as defined in the Credit Agreement), New Guarantor hereby covenants and agrees as follows:

     1. All capitalized terms used herein shall have the meanings assigned to them in the Credit Agreement unless expressly defined to the contrary.

     2. New Guarantor hereby enters into this Joinder Agreement in order to comply with Section 8.17 of the Credit Agreement and Section 6.7 of the Guaranty and does so in consideration of the Advances made or to be made from time to time under the Credit Agreement (and the other Loan Documents, as defined in the Credit Agreement), from which New Guarantor shall derive direct and indirect benefit as with the other Guarantors (all as set forth and on the same basis as in the Guaranty).

     3. New Guarantor shall be considered, and deemed to be, for all purposes of the Credit Agreement, the Guaranty and the other Loan Documents, a Guarantor under the Guaranty as fully as though New Guarantor had executed and delivered the Guaranty at the time originally executed and delivered under the Credit Agreement and hereby ratifies and confirms its obligations under the Guaranty, all in accordance with the terms thereof.

     4. No Default or Event of Default (each such term being defined in the Credit Agreement) has occurred and is continuing under the Credit Agreement.

     5. This Joinder Agreement shall be governed by the laws of the State of Michigan and shall be binding upon New Guarantor and its successors and assigns.

     IN WITNESS WHEREOF, the undersigned New Guarantor has executed and delivered this Joinder Agreement as of __________________, 199_.


                              [NEW GUARANTOR]



                              By:______________________________

                              Its:_____________________________

                                       2